EXHIBIT 99.2

Fusion Acquires Unified Communications and Cloud Services Provider NBS

Combined Company Forecast to Show Strong Positive Adjusted EBITDA

Acquisition Advances Cloud Services Strategy

NEW YORK, November 2, 2012 - - Fusion Telecommunications International, Inc. (OTCQB: FSNN) announced today that, through a wholly-owned subsidiary, it has acquired Network Billing Systems, LLC (“NBS”), a Unified Communications and cloud services provider. Headquartered in New Jersey, NBS generated $26.5 million in revenue in fiscal 2011, more than 95% of which is contracted and monthly recurring, and $4.9 million in adjusted EBITDA.  The combined company is expected to generate between $65 and $70 million in annual revenue, and achieve positive adjusted EBITDA in the beginning of 2013.  The acquisition adds over 5,000 small, medium and large business customers to Fusion’s Corporate Services business segment, which delivers Unified Communications and cloud service solutions to the business market. The transaction also includes the acquisition of certain assets owned by NBS’ affiliated company. Upon completion of the integration with NBS, Fusion expects to achieve approximately $2 million in annual cost synergies, and additional revenue growth from the cross-sale of the companies’ combined products and services.  The expected performance of the combined companies, and the integration of the advanced NBS service and delivery infrastructure with its own, allows Fusion to more rapidly scale its portfolio of cloud solutions, enabling the company to accelerate its organic growth plans while providing a robust platform for additional acquisitions.

The aggregate purchase price of $19.6 million consists of $17.75 million in cash, $600,000 evidenced by subordinated promissory notes payable to the sellers, and $1.25 million in restricted common stock of Fusion.

Matthew Rosen, Fusion’s Chief Executive Officer, said, “The management of both companies is excited about the benefits resulting from this transaction.  In addition to adding significant contracted monthly recurring revenue, a large and growing customer base and positive adjusted EBITDA, the acquisition adds a very experienced and highly qualified management team and staff to Fusion’s own experienced organization.  Fusion also gains advanced back office systems that will drive operating and service delivery efficiencies, as well as a complementary voice, data and cloud services platform and network that will allow us to deliver our integrated cloud solutions faster and more cost-effectively.”

Expanding on Mr. Rosen’s comments, Don Hutchins, President and Chief Operating Officer of Fusion, said, “We are delighted to welcome Jonathan Kaufman, Founder and Chief Executive Officer of NBS, and his team to Fusion.  Jon will be joining Fusion to lead the combined Corporate Services segment under the NBS brand.  A seasoned communications executive with decades of experience in building successful companies, Jon and his team have earned a strong reputation for service excellence in the Unified Communications and cloud services marketplace and have built a distribution, service and support infrastructure that will allow the combined companies to scale more rapidly as we move to execute on our growing pipeline of opportunities.”

Mr. Kaufman said, “The NBS and Fusion teams share the same culture and vision, and are excited about the substantial opportunities for growth that this transaction provides to both companies.  We are especially delighted to share the benefits of this acquisition with the company’s wide and expanding network of valued partners and shareholders, and believe our winning combination positions us well to emerge as the leading unified communications and cloud services provider in the industry.”

Further details of the financings are contained in Fusion’s Current Report on Form 8-K filed with the SEC on October 26, 2012.

Use of Non-GAAP Financial Measurements:

The Company believes that EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization) is useful to investors because it is commonly used in the communications industry to evaluate companies on the basis of operating performance and leverage. The Company also believes that EBITDA provides investors with a measure of the Company's operational and financial progress that corresponds with the measurements used by management as a basis for allocating resources and making other operating decisions. Adjusted EBITDA provides an adjusted view of EBITDA that takes into account certain significant non-recurring transactions, if any, such as impairment losses and professional fees associated with pending acquisitions, which vary significantly between periods and are not recurring in nature, as well as certain recurring non-cash charges such as stock-based compensation.  Although the Company uses adjusted EBITDA as one of several financial measures to assess its operating performance, its use is limited as it excludes certain significant operating expenses. EBITDA and adjusted EBITDA are not intended to represent cash flows for the period presented, nor have they been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

 About Fusion

Fusion is a global provider of Unified Communications and cloud solutions to businesses and carriers worldwide. Fusion’s advanced, high availability service platform enables the integration of leading edge products and services in the cloud, including voice, data, managed network services, cloud computing, storage, information technology, data center services and security.  Our solutions are customized to serve the unique needs of specialized vertical markets, with a strong focus on HIPAA-compliant solutions for the healthcare industry.  Fusion’s innovative yet proven cloud-based solutions lower our customers’ cost of ownership, and deliver new levels of security, flexibility, scalability and speed of deployment. For more information, please visit www.fusiontel.com.

Forward Looking Statements:

Statements in this press release that are not purely historical facts, including statements regarding Fusion’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may”, “expect”, “anticipate”, “intend”, “estimate” or “continue” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding the Company’s business. The primary risk of the Company is its ability to raise new and continued capital to execute its comprehensive business strategy. There may be additional risks associated with the integration of businesses following an acquisition, concentration of revenue from one source, competitors with broader product lines and greater resources, emergence into new markets, the termination of any of the Company’s significant contracts or partnerships, the Company’s ability to comply with its senor debt agreements, the Company’s inability to maintain working capital requirements to fund future operations or the Company’s ability to attract and retain highly qualified management, technical and sales personnel,  and the other factors identified by us from time to time in the Company’s filings with the Securities and Exchange Commission, which are available through http://www.sec.gov.  Statements in this press release relating to the projected revenues, EBITDA, cost-synergy savings and other forecasted benefits of our acquisition of NBS are “forward-looking” statements and are based upon certain assumptions that may or may not prove to be accurate; and if inaccurate could cause our actual results to differ materially from our projections. However, the risks included should not be assumed to be the only things that could affect future performance. We may, among other things, also be subject to service disruptions, delays in collections, or facilities closures caused by potential or actual acts of terrorism or government security concerns.

Fusion

Laura Nadal, 212-389-9720

lnadal@fusiontel.com

or

Hayden IR, for Fusion

James Carbonara, 646-755-7412

james@haydenir.com